Exhibit 99.2

UNAUDITED ATTRIBUTED FINANCIAL INFORMATION
FOR CLASS V GROUP
(continued on next page)

The information presented below is intended solely to show the attribution of assets, liabilities, revenue, and expenses to the Class V Group in accordance with the Tracking Stock Policy of Dell Technologies Inc. ("Dell Technologies" or the "Company"), a copy of which is filed as Exhibit 99.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017. The individual income and expense line item amounts reflected in the column for VMware, Inc. ("VMware") are for informational purposes and do not represent actual income and expenses of the Class V Group. The Class V stockholders do not have any special rights related to, direct ownership interest in, or recourse against the assets and liabilities attributed to the Class V Group. Holders of the DHI Group Common Stock and the Class V Common Stock are stockholders of the Company and subject to all risks associated with an investment in the Company and all of its businesses, assets, and liabilities. This financial information could change in the future based on allocations or reallocations of assets and liabilities to the Class V Group.

	Fiscal Year Ended			September 7, 2016 through
	February 2, 2018			February 3, 2017
	VMware Reportable Segment	Adjustments and Eliminations (a)	VMware	VMware Reportable Segment	Adjustments and Eliminations (a)	VMware
	(in millions)
Net revenue	$7,994	$(132)	$7,862	$3,543	$(402)	$3,141
Cost of net revenue	990	151	1,141	399	54	453
Gross margin	7,004	(283)	6,721	3,144	(456)	2,688
Operating expenses:
Selling, general, and administrative	2,801	463	3,264	1,113	228	1,341
Research and development	1,394	361	1,755	515	144	659
Total operating expenses	4,195	824	5,019	1,628	372	2,000
Operating income (loss)	$2,809	$(1,107)	1,702	$1,516	$(828)	688
Interest and other income (expense), net attributable to VMware			112			6
Income before income taxes attributable to VMware			1,814			694
Income tax provision attributable to VMware			1,155			131
Net income attributable to VMware			$659			$563
____________________

(a)
Adjustments and eliminations primarily consist of intercompany sales and allocated expenses, as well as expenses that are excluded from the VMware reportable segment, such as amortization of intangible assets, stock-based compensation expense, severance, and integration and acquisition-related costs.

UNAUDITED ATTRIBUTED FINANCIAL INFORMATION
FOR CLASS V GROUP
(continued)

Reconciliation of net income attributable to VMware to Class V Common Stock economic interest in Class V Group:

	Fiscal Year Ended February 2, 2018	September 7, 2016 through February 3, 2017
	(in millions)
Net income attributable to VMware	$659	$563
Less: Net income attributable to non-controlling interests	(121)	(97)
Net income attributable to Class V Group	538	466
Less: DHI Group's 38.48% and 36.43%, respectively, weighted average retained interest in Class V Group	(207)	(170)
Class V Common Stock economic interest in Class V Group	$331	$296

Reconciliation of VMware total net assets to Class V Common Stock economic interest in Class V Group:

VMware
February 2, 2018
(in millions)
VMware balance sheet information
Total assets (1)(2)	$21,206
Total liabilities (1)(2)	12,582
VMware total net assets	$8,624

Class V Group
February 2, 2018
(in millions)
VMware total net assets	$8,624
Less: Net assets attributable to non-controlling interests (3)	(1,561)
Net assets attributable to Class V Group	7,063
Less: DHI Group's 38.90% retained interest in Class V Group	(2,748)
Class V Common Stock economic interest in Class V Group	$4,315

Inter-group assets (4)	$—
Inter-group liabilities (4)	$—
____________________

(1)	Represents VMware's unadjusted assets and liabilities as of February 2, 2018 as consolidated into the Company's Consolidated Statements of Financial Position.

(2)	As determined by Dell Technologies' board of directors, the Company has not allocated any assets or liabilities between the DHI Group and the Class V Group.

(3)
Reflects the impact of non-controlling interests on net assets attributable to the Company, which had an ownership interest of 81.9% of VMware’s outstanding shares of common stock as of February 2, 2018.

(4)
Represents inter-group assets/liabilities between the Class V Group and the DHI Group in accordance with the Tracking Stock Policy. The Tracking Stock Policy states that any ordinary course commercial inter-group transactions are intended, to the extent practicable, to be on terms consistent with terms that would be applicable to arm's-length dealings with unrelated third parties.

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